Exhibit 99.1

Southern First Reports Results for Second Quarter of 2014

Greenville, South Carolina, July 22, 2014 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $1.3 million, or $0.26 per diluted share for the second quarter of 2014. In comparison, net income available to common shareholders was $1.1 million, or $0.25 per diluted share, for the second quarter of 2013.  For the six months ended June 30, 2014, net income to common shareholders was $2.4 million, or $0.48 per diluted share.  In comparison, net income to common shareholders for the six months ended June 30, 2013 was $1.9 million, or $0.43 per diluted share.

2014 Second Quarter Highlights

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Net income to common shareholders increased 18% to $1.3 million for Q2 2014 compared to $1.1 million for Q2 2013

•

Loan balances increased 18.6% to $812.8 million during Q2 2014, compared to $685.6 million at Q2 2013

•

Core deposits increased 13.1% to $536.2 million during Q2 2014, compared to $474.3 million at Q2 2013

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Net interest margin decreased slightly to 3.66%  for Q2 2014, compared to 3.70% for Q2 2013

•

Total revenue increased 16.9% to $9.4 million during Q2 2014, compared to $8.0 million for Q2 2013

•

Nonperforming assets were 1.40% for Q2 2014 and 0.82% for Q2 2013

“We are proud of our second quarter results as we reported record earnings of $1.3 million,” stated Art Seaver, the Company’s Chief Executive Officer. “Our talented team continues to grow client relationships, and we are excited to see strong growth in each of our markets.”

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Earnings ($ in thousands, except per share data):
Net income	$1,566	1,250	1,439	1,419	1,300
Net income available to common shareholder	1,313	1,057	1,248	1,228	1,109
Earnings per common share, diluted	0.26	0.22	0.27	0.27	0.25
Total revenue, net of gain/loss on investment securities (1)	9,359	8,613	8,637	8,418	8,008
Net interest margin (tax-equivalent)(2)	3.66%	3.68%	3.71%	3.73%	3.70%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	1.40%	1.07%	1.07%	1.19%	0.82%
Net charge-offs as a percentage of average loans(3) (YTD annualized)	0.28%	0.27%	0.34%	0.38%	0.43%
Allowance for loan losses as a percentage of loans (3)	1.37%	1.38%	1.39%	1.39%	1.39%
Allowance for loan losses as a percentage of nonperforming loans	90.30%	120.99%	122.50%	115.54%	172.48%
Capital Ratios (4):
Total risk-based capital ratio	11.91%	12.09%	12.22%	12.48%	12.56%
Tier 1 risk-based capital ratio	10.66%	10.84%	10.96%	11.23%	11.31%
Leverage ratio	9.01%	9.24%	9.13%	9.33%	9.33%
Common equity tier 1 ratio (5)	7.61%	7.70%	7.09%	7.18%	7.16%
Other ($ in thousands):
Loans (3)	$812,833	775,770	733,656	705,447	685,633
Core deposits(6)	536,213	519,863	481,967	452,970	474,296
Total deposits	747,369	722,412	680,319	607,052	632,072
Total assets	967,089	936,884	890,831	849,890	839,007
Average Balances ($ in thousands):
Loans	$798,410	753,630	725,776	695,524	672,930
Deposits	725,025	680,809	656,063	629,271	614,411
Assets	942,377	901,642	876,583	841,886	829,059
Equity	71,409	69,003	65,992	64,430	64,931
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Excludes loans held for sale.
(4) June 30, 2014 ratios are preliminary.
(5) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(6) Excludes out of market deposits and time deposits greater than $100,000.

Operating Results

Net interest margin for the second quarter of 2014 was 3.66%, compared to 3.68% for the prior quarter, and 3.70% for the second quarter of 2013.   During the second quarter of 2014, our average interest-earning assets increased by $40.3 million; however, the yield on our interest-earning assets declined by six basis points.  In comparison, our average interest-bearing liabilities increased by $16.8 million during the second quarter of 2014, with the respective cost declining by two basis points.

Noninterest income was $1.5 million and $878 thousand for the three months ended June 30, 2014 and 2013, respectively.  For the six months ended June 30, 2014 and 2013, noninterest income was $2.5 million and $1.8 million, respectively.  The increase in noninterest income during the three and six month periods ended June 30, 2014 relates primarily to increases in loan fee income and other income, as well as a $229 thousand gain on sale of investment securities.  A significant portion of our loan fee income relates to income derived from mortgage originations which was $576 thousand and $880 thousand for the three and six months ended June 30, 2014, respectively. Comparatively, mortgage origination income was $222 thousand and $459 thousand for the three and six months ended June 30, 2013 respectively.

Noninterest expense was $6.3 million and $5.3 million for the three months ended June 30, 2014 and 2013, respectively, and $12.1 million and $10.5 million for the six months ended June 30, 2014 and 2013, respectively.  The increase in noninterest expense during the 2014 period relates primarily to increases in salaries and benefits, professional fees, and other noninterest expense. Included in professional fees and other noninterest expense for the three and six months ended June 30, 2014, was $336 thousand and $377 thousand, respectively, of litigation costs related to a lawsuit which was resolved during the second quarter of 2014.

During the second quarter of 2014, we recorded total credit costs of $958 thousand compared to $736 thousand during the second quarter of 2013.  The $958 thousand in credit costs during the second quarter of 2014 related primarily to the $950 thousand provision for loan losses, combined with expenses of $8 thousand related to the sale and management of other real estate owned.  In addition, net loan charge-offs for the second quarter of 2014 were $560 thousand, or 0.28% of average loans on an annual basis, and related primarily to two commercial loans.  Comparatively, the $736 thousand in credit costs during the second quarter of 2013 related primarily to the provision for loan losses, partially offset by a net gain of $14 thousand on the sale and management of other real estate owned.  For the six months ended June 30, 2014, total credit costs were $2.0 million, consisting of $2.0 million provision for loan losses and expenses of $21 thousand for the sale and management of other real estate owned.  For the six months ended June 30, 2013, total credit costs were $1.9 million, consisting of $1.9 million provision for loan losses and net loss of $6 thousand from the sale and management of other real estate owned.  Our allowance for loan losses was $11.1 million, or 1.37% of loans, at June 30, 2014 which provides approximately 90% coverage of nonaccrual loans, compared to $9.6 million, or 1.39% of loans, at June 30, 2013.

Nonperforming assets were $13.6 million, or 1.40% of total assets, as of June 30, 2014.  Comparatively, nonperforming assets were $10.0 million, or 1.07%, at March 31, 2014, and $6.9 million, or 0.82%, at June 30, 2013.  The $3.6 million increase in nonperforming assets during the second quarter of 2014 relates to four commercial loans which were put on nonaccrual status during the quarter. Of the $13.6 million in total nonperforming assets as of June 30, 2014, nonperforming loans represent $12.3 million and other real estate owned represents $1.3 million.  Classified assets improved to 26% of tier 1 capital plus the allowance for loan losses at June 30, 2014, compared to 34% at June 30, 2013.

Gross loans were $812.8 million as of June 30, 2014, compared to $733.7 million at December 31, 2013, and $685.6 million at June 30, 2013.  Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $536.2 million at June 30, 2014 compared to $482.0 million at December 31, 2013, and $474.3 million at June 30, 2013.

Shareholders’ equity totaled $71.9 million as of June 30, 2014, compared to $65.7 million at December 31, 2013, and $63.6 million at June 30, 2013. As of June 30, 2014, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

As previously disclosed, on June 6, 2014, we obtained a $10 million revolving line of credit with another financial institution.  The line of credit bears interest at LIBOR plus 2.90%, with a floor of 3.25% and a ceiling of 5.15%, and matures 36 months from the closing date.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		2nd Qtr	Six Months Ended		YTD
	June 30		2014-2013	June 30		2014-2013
(in thousands, except earnings per share)	2014	2013	% Change	2014	2013	% Change
Earnings Summary
Interest income	$9,790	8,912	9.9%	19,134	17,655	8.4%
Interest expense	1,720	1,782	(3.5)%	3,420	3,647	(6.2)%
Net interest income	8,070	7,130	13.2%	15,714	14,008	12.2%
Provision for loan losses	950	750	26.7%	1,950	1,875	4.0%
Noninterest income	1,518	878	72.9%	2,488	1,760	41.4%
Noninterest expense	6,315	5,301	19.1%	12,085	10,531	14.8%
Income before provision for income taxes	2,323	1,957	18.7%	4,167	3,362	23.9%
Income tax expense	757	657	15.2%	1,351	1,100	22.8%
Net income	1,566	1,300	20.5%	2,816	2,262	24.5%
Preferred stock dividends	253	191	32.5%	445	389	14.4%
Redemption of preferred stock	-	-	-	-	20	n/m
Net income available to common shareholders	$1,313	1,109	18.4%	2,371	1,893	25.3%

Basic weighted average common shares	4,763	4,269	11.6%	4,687	4,266	9.9%
Diluted weighted average common shares	5,037	4,424	13.9%	4,957	4,397	12.7%

Earnings per common share – Basic	$0.28	0.26	7.7%	0.51	0.44	15.9%
Earnings per common share - Diluted	0.26	0.25	4.0%	0.48	0.43	11.6%

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2014-2013	March 31	December 31	September 30
(in thousands, except earnings per share)	2014	2013	% Change	2014	2013	2013
Balance Sheet Highlights
Assets	$967,089	839,007	15.3%	936,884	890,831	849,890
Investment securities	64,678	75,599	(14.4)%	74,707	73,556	77,636
Mortgage loans held for sale	7,189	1,849	288.8%	3,028	3,611	2,586
Loans	812,833	685,633	18.6%	775,770	733,656	705,447
Allowance for loan losses	11,103	9,561	16.1%	10,713	10,213	9,816
Other real estate owned	1,277	1,310	(2.5)%	1,148	1,198	1,579
Noninterest bearing deposits	123,548	94,079	31.3%	116,363	101,971	94,588
Interest bearing deposits	623,821	537,993	16.0%	606,049	578,348	512,464
Total deposits	747,369	632,072	18.2%	722,412	680,319	607,052
Other borrowings	127,100	124,100	2.4%	124,100	124,100	157,655
Junior subordinated debentures	13,403	13,403	0.0%	13,403	13,403	13,403
Preferred stock	11,242	15,299	(26.5)%	11,242	15,299	15,299
Total shareholders’ equity	71,886	63,562	13.1%	69,775	65,665	64,776
Common Stock
Book value per common share	$12.56	11.30	11.2%	12.15	11.66	11.47
Stock price:
High	13.88	11.35	22.3%	13.94	13.98	13.63
Low	13.09	10.28	27.3%	13.05	12.81	10.80
Period end	13.46	10.99	22.5%	13.87	13.28	13.20
Common shares outstanding	4,830	4,269	13.1%	4,818	4,320	4,313
Other
Return on average assets (7)	0.65%	0.63%	3.2%	0.56%	0.65%	0.67%
Return on average equity (7)	8.80%	8.03%	9.6%	7.35%	8.65%	8.74%
Loans to deposits	108.76%	108.47%	0.3%	107.39%	107.84%	116.21%
Efficiency ratio (8)	67.35%	66.37%	1.5%	66.83%	65.09%	65.16%
Team members	151	134	12.7%	140	140	138
(7) Annualized based on quarterly net income.
(8) Noninterest expense divided by the sum of net interest income and noninterest income, excluding real estate activity and gain on sale of investments.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2014	2014	2013	2013	2013
Nonperforming Assets
Commercial
Owner occupied RE	$671	1,191	1,199	276	292
Non-owner occupied RE	3,686	339	373	424	568
Construction	849	887	914	938	938
Commercial business	730	542	712	859	490
Consumer
Real estate	488	528	76	188	171
Home equity	-	-	77	274	491
Construction	-	-	-	-	-
Other	1	2	3	4	-
Nonaccruing troubled debt restructurings	5,871	5,365	4,983	5,533	2,594
Total nonaccrual loans	12,296	8,854	8,337	8,496	5,544
Other real estate owned	1,277	1,148	1,198	1,579	1,310
Total nonperforming assets	$13,573	10,002	9,535	10,075	6,854
Nonperforming assets as a percentage of:
Total assets	1.40%	1.07%	1.07%	1.19%	0.82%
Total loans	1.67%	1.29%	1.30%	1.43%	1.00%
Accruing troubled debt restructurings	$5,244	7,774	8,045	6,953	9,833

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
Allowance for Loan Losses
Balance, beginning of period	$10,713	10,213	9,816	9,561	9,367
Loans charged-off	(652)	(512)	(444)	(530)	(560)
Recoveries of loans previously charged-off	92	12	16	10	4
Net loans charged-off	(560)	(500)	(428)	(520)	(556)
Provision for loan losses	950	1,000	825	775	750
Balance, end of period	$11,103	10,713	10,213	9,816	9,561
Allowance for loan losses to gross loans	1.37%	1.38%	1.39%	1.39%	1.39%
Allowance for loan losses to nonaccrual loans	90.30%	120.99%	122.50%	115.54%	172.48%
Net charge-offs to average loans (annualized)	0.28%	0.27%	0.23%	0.30%	0.33%

AVERAGE YIELD/RATE - Unaudited
	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2014	2014	2013	2013	2013
	Yield/Rate(9)
Interest-earning assets
Federal funds sold	0.27%	0.24%	0.25%	0.28%	0.25%
Investment securities, taxable	2.62%	2.88%	2.45%	2.18%	1.95%
Investment securities, nontaxable	4.14%	4.22%	4.18%	4.25%	4.10%
Loans	4.68%	4.75%	4.85%	4.93%	5.04%
Total interest-earning assets	4.43%	4.49%	4.53%	4.60%	4.61%
Interest-bearing liabilities
NOW accounts	0.14%	0.16%	0.21%	0.22%	0.26%
Savings & money market	0.31%	0.30%	0.30%	0.34%	0.33%
Time deposits	0.73%	0.74%	0.73%	0.81%	0.91%
Total interest-bearing deposits	0.46%	0.47%	0.47%	0.50%	0.55%
Note payable and other borrowings	3.02%	3.07%	2.87%	3.03%	2.99%
Junior subordinated debentures	2.39%	2.42%	2.40%	2.43%	2.60%
Total interest-bearing liabilities	0.93%	0.95%	0.97%	1.02%	1.07%
Net interest spread	3.50%	3.54%	3.56%	3.58%	3.54%
Net interest income (tax equivalent) / margin	3.66%	3.68%	3.71%	3.73%	3.70%
(9) Annualized for the respective three month period.

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of Southern First Bank, the 6th largest bank headquartered in South Carolina.  Since 1999 Southern First Bancshares has been providing financial services and now operates in eight locations in the Greenville, Columbia, and Charleston markets of South Carolina.  Southern First Bancshares has assets of approximately $967 million and its common stock is traded in the NASDAQ Global Market under the symbol SFST.  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com